Exhibit 3


                                               THE DANIEL R. TISCH 1999 ANNUITY
                                                  TRUST I

                                                 By /s/ James S. Tisch
                                                -----------------------------
                                                      James S. Tisch, Trustee

                                         THE JAMES S. TISCH 1999 ANNUITY TRUST I

                                               By /s/ Thomas J. Tisch
                                               --------------------------------
                                             Thomas J. Tisch, Trustee

                                         THE THOMAS J. TISCH 1999 ANNUITY
                                            TRUST I

                                               By /s/ Andrew H. Tisch
                                               --------------------------------
                                                      Andrew H. Tisch, Trustee